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                                                                  EXHIBIT 11.01

                   UNITED CITIES GAS COMPANY AND SUBSIDIARIES

                 COMPUTATION OF COMMON STOCK EARNINGS PER SHARE



                                                              THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                                                   MARCH 31,                MARCH 31,
                                                             ---------------------    --------------------
(Unaudited, in thousands, except per share amounts)            1995       1994          1995       1994
                                                               ----       ----          ----       ----

Common Stock Earnings......................................   $13,327   $14,236        $11,184   $13,032
Add:  Preference Stock Dividends...........................      -         -              -           12
                                                              -------   -------        -------   -------
Common Stock Earnings after Conversion.....................   $13,327   $14,236        $11,184   $13,044
                                                              =======   =======        =======   =======
Average Number of Common Shares Outstanding
   During the Period.......................................    10,673    10,331         10,493    10,257
Add:  Conversion of 11 1/2% Preference Stock*..............      -         -              -         -
                                                              -------   -------        -------   -------
Average Number of Common Shares Outstanding
   after Conversion........................................    10,673    10,331         10,493    10,257
                                                              =======   =======        =======   =======
Common Stock Earnings per Share:
   Primary.................................................     $1.25     $1.38          $1.07     $1.27
                                                              =======   =======        =======   =======
   Fully Diluted...........................................     $1.25     $1.38          $1.07     $1.27
                                                              =======   =======        =======   =======

* There was no 11-1/2% Preference Stock outstanding at March 31, 1995 and 1994.



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